Exhibit (l)(1)
Consent of Independent Registered Public Accounting Firm
We consent to the use of our report dated April 20, 2023, with respect to the financial statements of the subaccounts that comprise MONY Variable Account A, incorporated herein by reference, and to the reference to our firm under the heading “Experts” in the Statement of Additional Information, also incorporated herein by reference.
/s/ KPMG LLP
Birmingham, Alabama
August 23, 2023

Consent of Independent Registered Public Accounting Firm
We consent to the use of our report dated March 29, 2023, with respect to the statutory financial statements of MONY Life Insurance Company, incorporated herein by reference, and to the reference to our firm under the heading “Experts” in the Statement of Additional Information, also incorporated herein by reference.
/s/ KPMG LLP
Birmingham, Alabama
August 23, 2023